Exhibit 99.1

For Immediate Release

Date: July 23, 2026

Contact:	Richard J. O’Neil, Jr.
President and Chief Executive Officer

Phone:	617-387-1110
Email:	rjoneil@everettbank.com

ECB Bancorp, Inc. Reports Second Quarter Results - Year over Year Earnings Growth of 126.5%

EVERETT, MA, July 23, 2026 - ECB Bancorp, Inc. (NASDAQ: ECBK) (the “Company”), the holding company for Everett Co-operative Bank (the “Bank”), a state-chartered co-operative bank headquartered in Everett, Massachusetts, today reported net income of $3.3 million, or $0.39 per diluted share for the quarter ended June 30, 2026, as compared to $3.1 million, or $0.38 per diluted share for the prior quarter.

FINANCIAL HIGHLIGHTS

(dollars in thousands, except share data)	Q2 2026	Q1 2026	Q2 2025
Net interest and dividend income	$10,035	$9,834	$7,660
Net income	$3,261	$3,122	$1,440
Diluted earnings per share	$0.39	$0.38	$0.17
Return on average assets	0.79%	0.79%	0.39%
Return on average equity	7.32%	7.25%	3.41%
Net interest margin	2.45%	2.49%	2.08%
Efficiency ratio (1)	56.21%	56.54%	62.13%
Book value per common share	$20.56	$20.05	$18.81
Total non-performing assets to total assets	0.09%	0.07%	0.08%
Total assets	$1,671,515	$1,650,295	$1,515,014
Total loans	$1,393,194	$1,391,489	$1,281,741
Total deposits	$1,192,702	$1,199,395	$1,067,438

(1) Noninterest expense divided by net interest and dividend income + noninterest income (non-GAAP).

CEO COMMENTARY

Richard J. O’Neil, Jr., President and Chief Executive Officer, said, "We are pleased to report on another quarter of strong financial performance, reflecting the continued success of our disciplined approach to community banking and the dedication of our employees. These results demonstrate the strength of our franchise and our ability to grow and expand our footprint profitably in a competitive environment. As we look ahead, we remain focused on supporting our customers and communities, preparing for our planned expansion into the Medford market through the upcoming opening of our new branch, and building on our momentum through continued growth in loans, deposits, and customer relationships."

BALANCE SHEET

Total assets were $1.67 billion at June 30, 2026, as compared to $1.65 billion at March 31, 2026, or an increase of $21.2 million, or 1.3%.

Cash and cash equivalents were $124.0 million at June 30, 2026, as compared to $111.3 million at March 31, 2026, or an increase of $12.7 million, or 11.4%. The increase in cash and cash equivalents was driven by an increase in Federal Home Loan Bank advances that exceeded growth in the loan portfolio for the quarter.

Interest-earning time deposits were $14.2 million at June 30, 2026, as compared to $11.5 million at March 31, 2026, or an increase of $2.7 million, or 23.9%. This increase was due to purchases of new short-term interest-earning time deposits.

Investments in securities available for sale were $40.1 million at June 30, 2026, as compared to $37.1 million at March 31, 2026, or an increase of $3.0 million, or 8.1%. This increase was due to purchases of new securities.

Investments in securities held to maturity were $50.5 million at June 30, 2026, as compared to $51.6 million at March 31, 2026, or a decrease of $1.2 million, or 2.3%. This decrease was due to maturities and principal paydowns of securities.

Total gross loans were $1.404 billion at June 30, 2026, as compared to $1.402 billion at March 31, 2026, or an increase of $1.5 million, or 0.1%. Loan production remained solid during the quarter, however, gross originations were largely offset during the quarter by higher than normal loan payoffs and loan sales.

•	Commercial real estate loans increased $9.5 million, or 2.8%, to $344.8 million at June 30, 2026 from $335.4 million at March 31, 2026.
•	Home equity lines of credit increased $2.3 million, or 4.4%, to $54.5 million at June 30, 2026 from $52.2 million at March 31, 2026.
•	Construction loans increased $1.2 million, or 1.3%, to $95.8 million at June 30, 2026 from $94.5 million at March 31, 2026.
•	Consumer loans increased $5,000, or 3.0%, to $170,000 at June 30, 2026 from $165,000 at March 31, 2026.
•	One-to-four family residential real estate loans decreased $3.2 million, or 0.6%, to $488.3 million at June 30, 2026 from $491.5 million at March 31, 2026.
•	Multi-family real estate loans decreased $3.5 million, or 0.8%, to $417.6 million at June 30, 2026 from $421.1 million at March 31, 2026.
•	Commercial loans decreased $4.8 million, or 61.4%, to $3.0 million at June 30, 2026 from $7.9 million at March 31, 2026.

Total deposits were $1.19 billion at June 30, 2026, as compared to $1.20 billion at March 31, 2026, or a decrease of $6.7 million, or 0.6%. Deposits excluding brokered deposits increased $18.3 million during the quarter.

•	Demand deposit accounts increased $22.6 million, or 28.1%, to $102.8 million at June 30, 2026 from $80.2 million at March 31, 2026.
•	Money market deposit accounts increased $12.7 million, or 6.0%, to $226.3 million at June 30, 2026 from $213.5 million at March 31, 2026.
•	Interest-bearing checking accounts decreased $8.0 million, or 31.1%, to $17.7 million at June 30, 2026 from $25.7 million at March 31, 2026.
•	Savings accounts decreased $8.0 million, or 9.5%, to $76.3 million at June 30, 2026 from $84.3 million at March 31, 2026.
•	Certificates of deposit decreased $26.0 million, or 3.3%, to $769.7 million at June 30, 2026 from $795.6 million at March 31, 2026.

FHLB advances were $285.0 million at June 30, 2026, as compared to $260.8 million at March 31, 2026, or an increase of $24.2 million, or 9.3%.

Total shareholders' equity was $179.9 million as of June 30, 2026, as compared to $175.9 million as of March 31, 2026, or an increase of $4.0 million, or 2.2%. This increase is primarily the result of earnings of $3.3 million and an increase in accumulated other comprehensive income ("AOCI") of $856,000. The increase in AOCI was driven by an increase in the fair value of cash flow hedges. Our book value per share increased by $0.51 to $20.56 at June 30, 2026 from $20.05 at March 31, 2026.

NET INTEREST AND DIVIDEND INCOME

Net interest and dividend income before provision for credit losses was $10.0 million for the quarter ended June 30, 2026, as compared to $9.8 million for the prior quarter, representing an increase of $201,000, or 2.0%. The increase was primarily driven by higher average loan balances and higher average short-term investment balances, partially offset by an increase in the average interest-bearing deposit balances and FHLB advances. The resulting net interest margin decreased 4 basis points to 2.45% for the quarter ended June 30, 2026 as compared to 2.49% for the prior quarter. The linked-quarter decrease was largely attributable to lower loan prepayment fee income relative to the first quarter, which had benefited from elevated loan prepayment fees. The provision for credit losses was $61,000 for the quarter ended June 30, 2026, as compared to $153,000 for the prior quarter. The lower provision primarily reflected lower loan growth in the second quarter as well as lower reserve requirements, reflecting the continued strong credit quality of the portfolio. This was partially offset by higher provision for off balance sheet commitments due to higher levels of loan commitments for the quarter ended June 30, 2026 as compared to the prior quarter. The combination of these items resulted in net interest and dividend income after provision for credit losses of $10.0 million for the quarter ended June 30, 2026, as compared to $9.7 million for the prior quarter, or an increase of $293,000, or 3.0%.

NONINTEREST INCOME

Noninterest income was $304,000 for the quarter ended June 30, 2026, as compared to $327,000 for the prior quarter, or a decrease of $23,000, or 7.0%. This was driven by lower net gains on loan sales.

NONINTEREST EXPENSE

Noninterest expense was $5.8 million for the quarter ended June 30, 2026, as compared to $5.7 million for the prior quarter, or an increase of $67,000, or 1.2%. Advertising and promotions expenses were $317,000 for the quarter ended June 30, 2026, as compared to $198,000 for the prior quarter, or an increase of $119,000, or 60.1%. The increase was primarily driven by the engagement of a new marketing firm as part of the Company's efforts to enhance its brand presence, expand marketing initiatives, and support long-term business development objectives. Professional fees were $248,000 for the quarter ended June 30, 2026, as compared to $447,000 for the prior quarter, or a decrease of $199,000, or 44.5%. The decrease was primarily attributable to lower consulting and professional service expenses during the second quarter, as the prior quarter included elevated audit-related fees and consulting expenses associated with various strategic and operational initiatives.

INCOME TAXES

We recorded a provision for income tax expense of $1.2 million for the quarter ended June 30, 2026, as compared to a provision for income tax expense of $1.1 million for the prior quarter, reflecting effective tax rates of 27.0% and 26.8%, respectively.

ASSET QUALITY

Asset quality remains strong. The allowance for credit losses on loans in total and as a percentage of total loans as of June 30, 2026 was $10.2 million and 0.73%, respectively, as compared to $10.4 million and 0.74%, respectively, as of March 31, 2026. For the quarter ended June 30, 2026, the Company recorded $2,000 in net charge offs, as compared to $0 for the prior quarter. Total non-performing assets were $1.5 million, or 0.09%, of total assets as of June 30, 2026, as compared to $1.2 million, or 0.07%, of total assets as of March 31, 2026.

Company Profile

ECB Bancorp, Inc. is headquartered in Everett, Massachusetts and is the holding company for Everett Co-operative Bank. The Bank provides financial services to individuals, families, municipalities and businesses through its three full-service branch offices located in Everett, Lynnfield, and Woburn, Massachusetts. The Company's common stock is traded on the NASDAQ Capital Market under the symbol "ECBK." For more information, visit the Company's website at www.everettbank.com.

Forward-looking statements

Certain statements herein constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on the beliefs and expectations of management, as well as the assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. As a result, actual results may differ from those contemplated by these statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Certain factors that could cause actual results to differ materially from expected results include changes in the interest rate environment, changes in general economic conditions, the Company's ability to continue to increase loans and deposit growth, legislative and regulatory changes that adversely affect the businesses in which the Company is engaged and changes in the securities market. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any intent or obligation to update any forward-looking statements, whether in response to new information, future events or otherwise, except as may be required by law.

ECB Bancorp, Inc. and Subsidiary

Consolidated Balance Sheets

(unaudited)

(dollars in thousands except share data)

	As of			June 30, 2026 Change From
	June 30, 2026	March 31, 2026	June 30, 2025	March 31, 2026		June 30, 2025

ASSETS
Cash and due from banks	$2,943	$3,043	$6,329	$(100)	-3.3%	$(3,386)	-53.5%
Short-term investments	121,026	108,248	92,333	12,778	11.8%	28,693	31.1%
Total cash and cash equivalents	123,969	111,291	98,662	12,678	11.4%	25,307	25.7%
Interest-earning time deposits	14,245	11,497	—	2,748	23.9%	14,245	—
Investments in available-for-sale securities (at fair value)	40,065	37,066	20,038	2,999	8.1%	20,027	99.9%
Investments in held-to-maturity securities, at cost (fair values of $46,837 at June 30, 2026, $48,044 at March 31, 2026 and $62,547 at June 30, 2025)	50,452	51,624	66,845	(1,172)	-2.3%	(16,393)	-24.5%
Loans held-for-sale	—	—	1,504	—	—	(1,504)	-100.0%
Loans, net of allowance for credit losses of $10,238 at June 30, 2026, $10,412 at March 31, 2026 and $9,886 at June 30, 2025	1,393,194	1,391,489	1,281,741	1,705	0.1%	111,453	8.7%
Federal Home Loan Bank stock, at cost	12,203	11,142	11,302	1,061	9.5%	901	8.0%
Premises and equipment, net	3,496	3,358	3,430	138	4.1%	66	1.9%
Accrued interest receivable	5,266	5,329	4,775	(63)	-1.2%	491	10.3%
Deferred tax asset, net	4,982	5,048	5,511	(66)	-1.3%	(529)	-9.6%
Bank-owned life insurance	15,656	15,537	15,178	119	0.8%	478	3.1%
Other assets	7,987	6,914	6,028	1,073	15.5%	1,959	32.5%
Total assets	$1,671,515	$1,650,295	$1,515,014	$21,220	1.3%	$156,501	10.3%

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$102,806	$80,233	$87,862	$22,573	28.1%	$14,944	17.0%
Interest-bearing	1,089,896	1,119,162	979,576	(29,266)	-2.6%	110,320	11.3%
Total deposits	1,192,702	1,199,395	1,067,438	(6,693)	-0.6%	125,264	11.7%
Federal Home Loan Bank advances	285,000	260,815	264,815	24,185	9.3%	20,185	7.6%
Other liabilities	13,934	14,158	14,484	(224)	-1.6%	(550)	-3.8%
Total liabilities	1,491,636	1,474,368	1,346,737	17,268	1.2%	144,899	10.8%

Shareholders' Equity:
Preferred Stock, par value $0.01; Authorized: 1,000,000 shares; No shares issued	—	—	—	—	0.0%	—	0.0%
Common Stock, par value $0.01; Authorized: 30,000,000 shares; Issued and outstanding: 8,747,150 shares, 8,773,025 shares and 8,946,958 shares at June 30, 2026, March 31, 2026 and June 30, 2025, respectively	87	88	89	(1)	-1.1%	(2)	-2.2%
Additional paid-in capital	82,770	83,026	84,755	(256)	-0.3%	(1,985)	-2.3%
Retained earnings	102,000	98,739	90,582	3,261	3.3%	11,418	12.6%
Accumulated other comprehensive income (loss)	712	(144)	(1,092)	856	-594.4%	1,804	-165.2%
Unearned compensation - ESOP	(5,690)	(5,782)	(6,057)	92	-1.6%	367	-6.1%
Total shareholders' equity	179,879	175,927	168,277	3,952	2.2%	11,602	6.9%
Total liabilities and shareholders' equity	$1,671,515	$1,650,295	$1,515,014	$21,220	1.3%	$156,501	10.3%

Book value per common share	$20.56	$20.05	$18.81	$0.51	2.5%	$1.75	9.3%

Regulatory Capital Ratios (Everett Co-operative Bank)
Total capital to risk weighted assets	14.90%	14.55%	14.67%	0.35%		0.23%
Tier 1 capital to risk weighted assets	13.94%	13.60%	13.70%	0.34%		0.24%
Tier 1 capital to average assets	9.81%	9.83%	10.03%	-0.02%		-0.22%

ECB Bancorp, Inc. and Subsidiary

Consolidated Statements of Income

(unaudited)

(dollars in thousands except share data)

	For the Three Months Ended			Three Months Ended June 30, 2026 Change From Three Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025	March 31, 2026		June 30, 2025
Interest and dividend income:
Interest and fees on loans	$19,748	$19,577	$16,862	$171	0.9%	$2,886	17.1%
Interest and dividends on securities	1,193	1,130	994	63	5.6%	199	20.0%
Interest on short-term investments	1,058	814	1,244	244	30.0%	(186)	-15.0%
Interest on interest-earning time deposits	139	93	1	46	49.5%	138	13800.0%
Total interest and dividend income	22,138	21,614	19,101	524	2.4%	3,037	15.9%
Interest expense:
Interest on deposits	9,458	9,198	9,122	260	2.8%	336	3.7%
Interest on Federal Home Loan Bank advances	2,645	2,582	2,319	63	2.4%	326	14.1%
Total interest expense	12,103	11,780	11,441	323	2.7%	662	5.8%
Net interest and dividend income	10,035	9,834	7,660	201	2.0%	2,375	31.0%
Provision for credit losses	61	153	1,120	(92)	-60.1%	(1,059)	-94.6%
Net interest and dividend income after provision for credit losses	9,974	9,681	6,540	293	3.0%	3,434	52.5%
Noninterest income:
Customer service fees	152	155	154	(3)	-1.9%	(2)	-1.3%
Income from bank-owned life insurance	119	117	118	2	1.7%	1	0.8%
Net gain on sales of loans	9	36	43	(27)	-75.0%	(34)	-79.1%
Other income	24	19	40	5	26.3%	(16)	-40.0%
Total noninterest income	304	327	355	(23)	-7.0%	(51)	-14.4%
Noninterest expense:
Salaries and employee benefits	3,607	3,460	3,013	147	4.2%	594	19.7%
Director compensation	199	199	173	—	0.0%	26	15.0%
Occupancy and equipment	288	314	261	(26)	-8.3%	27	10.3%
Data processing	337	335	315	2	0.6%	22	7.0%
Computer software and licensing	113	121	104	(8)	-6.6%	9	8.7%
Advertising and promotions	317	198	189	119	60.1%	128	67.7%
Professional fees	248	447	264	(199)	-44.5%	(16)	-6.1%
Federal Deposit Insurance Corporation deposit insurance	242	251	216	(9)	-3.6%	26	12.0%
Other expense	461	420	445	41	9.8%	16	3.6%
Total noninterest expense	5,812	5,745	4,980	67	1.2%	832	16.7%
Income before income tax expense	4,466	4,263	1,915	203	4.8%	2,551	133.2%
Income tax expense	1,205	1,141	475	64	5.6%	730	153.7%
Net income	$3,261	$3,122	$1,440	139	4.5%	1,821	126.5%
Share data:
Weighted average shares outstanding, basic	8,001,325	8,026,026	8,155,667	(24,701)	-0.3%	(154,342)	-1.9%
Weighted average shares outstanding, diluted	8,336,695	8,299,710	8,369,819	36,985	0.4%	(33,124)	-0.4%
Earnings per share, basic	$0.41	$0.39	$0.18	0.02	5.1%	0.23	127.8%
Earnings per share, diluted	$0.39	$0.38	$0.17	0.01	2.6%	0.22	129.4%

AVERAGE BALANCE, RATE & YIELD ANALYSIS

	For the Three Months Ended
	June 30, 2026			March 31, 2026			June 30, 2025
	Average			Average			Average
	Outstanding		Yield/	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
	(Dollars in thousands)
Interest-earning assets:
Total loans	$1,393,019	$19,748	5.69%	$1,382,221	$19,577	5.74%	$1,244,406	$16,862	5.43%
Securities (1)	89,533	991	4.44	87,438	944	4.38	88,039	812	3.70
Short-term investments	115,440	1,058	3.68	89,970	814	3.67	112,816	1,244	4.42
Interest-earning time deposits	13,612	139	4.10	8,964	93	4.21	38	1	5.37
Total interest-earning assets	1,611,604	21,936	5.46%	1,568,593	21,428	5.54%	1,445,299	18,919	5.25%
Non-interest-earning assets	40,113			40,827			38,221
Total assets	$1,651,717			$1,609,420			$1,483,520

Interest-bearing liabilities:
Checking accounts	19,415	4	0.08%	18,707	4	0.09%	19,850	5	0.10%
Savings accounts	78,815	302	1.54	86,152	341	1.61	92,469	480	2.08
Money market accounts	221,139	1,593	2.89	212,755	1,508	2.87	208,777	1,759	3.38
Certificates of deposit	785,497	7,559	3.86	755,407	7,345	3.94	658,102	6,878	4.19
Total interest-bearing deposits	1,104,866	9,458	3.43	1,073,021	9,198	3.48	979,198	9,122	3.74
Federal Home Loan Bank advances	269,032	2,645	3.94	263,592	2,582	3.97	236,076	2,319	3.94
Total interest-bearing liabilities	1,373,898	12,103	3.53%	1,336,613	11,780	3.57%	1,215,274	11,441	3.78%
Non-interest-bearing demand deposits	85,352			82,279			85,317
Non-interest-bearing liabilities	13,738			15,777			13,516
Total liabilities	1,472,988			1,434,669			1,314,107
Shareholders' equity	178,729			174,751			169,413
Total liabilities and shareholders' equity	$1,651,717			$1,609,420			$1,483,520

Net interest income		$9,833			$9,648			$7,478
Net interest rate spread (2)			1.93%			1.97%			1.47%
Net interest-earning assets (3)	$237,706			$231,980			$230,025
Net interest margin (4)			2.45%			2.49%			2.08%

Average interest-earning assets to interest-bearing liabilities	117.30%			117.36%			118.93%

(1)	Excludes interest and dividends on cost method investments of $202,000, $186,000 and $182,000 for the three months ended June 30, 2026, March 31, 2026 and June 30, 2025, respectively.
(2)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(3)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average total interest-earning assets.